Exhibit 10.2

David Rose Partner david.rose@dentons.com D +44 1224 356 152 M +44 777 624 6476	Dentons UKMEA LLP The Capitol 431 Union Street Aberdeen AB11 6DA DX AB17 dentons.com

Turcan Connell Solicitors Princes Exchange 1 Early Grey Street Edinburgh EH3 9EE

Our ref: DAR/DMC/113954.00001

Your ref: NS/F.2898.030

27 April 2018

Dear Sirs

First Capital Real Estate Operating Partnership LLP and Others

M B Forbes and Others

The Angus, Kingennie, by Dundee

On behalf of First Capital Real Estate Operating Partnership L.P., a Delaware limited partnership (32-0357887) 410 Park Avenue 14th Floor, New York, NY 10022 and First Capital Real Estate Trust Incorporated, a Maryland real estate investment trust (45-3770595) 410 Park Avenue 14th Floor, New York, NY 10022 (together referred to as the “FC Parties”) we accept your offer dated 27 April 2018 on behalf of the Contributor as defined in the draft Contribution Agreement annexed to your said offer (the “Contributor”) and we now hold the contract for the Contributor and the FC Parties to enter into the Contribution Agreement relating to the contribution of land at Shank of Omachie by Kingennie, Angus for development, constituted by your offer dated 27 April 2018 and this letter, to be concluded.

Yours faithfully
/s/ David Rose	Witness /s/ Brian Glen

Name: Brian Glen
The Capitol
431 Union Street
Aberdeen
This formal letter is signed for and on behalf of Dentons UKMEA LLP by the following member, David Rose.	AB11 6DA

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